UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed on April 4, 2012, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), entered into a credit agreement with Keybank National Association (“KeyBank”) to obtain a secured revolving credit facility in an aggregate maximum principal amount of $30,000,000 (the “KeyBank Line of Credit”).

On May 25, 2012, DC-19675 W. Ten Mile, LLC, a wholly-owned subsidiary of CVOP, in connection with the acquisition of 100% of the fee simple interest in an approximately 53,000 square foot data center (the “Southfield Property”), located in Southfield, Michigan, entered into a joinder agreement, dated May 25, 2012, and executed a mortgage and an assignment of lease and rents, dated May 25, 2012, each with KeyBank, which increased CVOP’s availability under the secured revolving credit facility by approximately $3,988,000. The Company acquired the Southfield Property for a purchase price of $7,250,000, plus closing costs.

As of May 25, 2012, CVOP had no outstanding balance and approximately $8,825,000 available for borrowing under the KeyBank Line of Credit. CVOP pledged a security interest in the Southfield Property as collateral for the KeyBank Line of Credit pursuant to a mortgage in accordance with the terms of the KeyBank Loan Agreement. Furthermore, CVOP assigned its rights under respective property management agreements and advisory agreements of DC-19675 W. Ten Mile, LLC as additional collateral to secure the KeyBank Line of Credit pursuant to an assignment of leases and rents.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 5.07	Submissions of Matters to a Vote of Security Holders

On May 31, 2012, the Company held its 2012 annual meeting of stockholders. At the annual meeting, the stockholders voted on the following proposal:

1. To elect five directors to hold office until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Each of the five nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Withheld	Abstentions and Broker-Non-Votes

John E. Carter	2,303,043.11	26,427.54	–

Mario Garcia, Jr.	2,303,043.11	26,427.54	–

Jonathan Kuchin	2,293,043.11	36,427.54	–

Randall Greene	2,303,043.11	26,427.54	–

Ronald Rayevich	2,293,043.11	36,427.54	–

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Mortgage by and among DC-19675 W. Ten Mile, LLC, as Grantor, Carter/Validus Operating Partnership, LP , as Borrower, and KeyBank National Association, as Lender, dated May 25, 2012.

10.2	Assignment of Leases and Rents by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated May 25, 2012.

10.3	Joinder Agreement by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated May 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: June 1, 2012	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer

Exhibit Index

10.1	Mortgage by and among DC-19675 W. Ten Mile, LLC, as Grantor, Carter/Validus Operating Partnership, LP , as Borrower, and KeyBank National Association, as Lender, dated May 25, 2012.

10.2	Assignment of Leases and Rents by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated May 25, 2012.

10.3	Joinder Agreement by DC-19675 W. Ten Mile, LLC to KeyBank National Association, as Agent, dated May 25, 2012.